UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Pediatric Services of America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 14, 2004

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders. It will be held in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. It will begin at 9:00 a.m. on Wednesday, January 19, 2005.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes the election of three directors and such other business as may be properly brought before the meeting.

At the Annual Meeting, James McNeill and I will report on the current operations of PSA. Following our presentation, representatives from our independent auditors, Ernst & Young LLP, will be available to respond to appropriate questions from stockholders.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. You are urged to complete, sign, date and return the enclosed proxy card even if you plan to attend the meeting. Return of the proxy card will not prevent you from voting in person at the meeting should you later decide to do so. For your convenience a postage paid envelope is enclosed.

We hope you will plan to join us.

Sincerely,

Edward K. Wissing

Chairman of the Board, Chief Executive

Officer and President

PEDIATRIC SERVICES OF AMERICA, INC.

310 TECHNOLOGY PARKWAY

NORCROSS, GEORGIA 30092-2929

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 19, 2005

To the Stockholders of Pediatric Services of America, Inc.:

The 2005 Annual Meeting of Stockholders of Pediatric Services of America, Inc. will be held in the Medlock Auditorium of the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, on the 19th day of January, 2005, at 9:00 a.m. ET, for the purpose of:

1.	Considering and voting upon a proposal to elect three Class II members of the Board of Directors for a three year term; and

2.	Transacting such other business as may properly come before the meeting or any adjournments thereof. We are not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

Information relating to the above matters is set forth in the attached Proxy Statement. The Board of Directors has set December 3, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and, accordingly, only holders of record of Pediatric Services of America, Inc. Common Stock at the close of business on that date will be entitled to notice of and to vote at the meeting. A list of our stockholders as of the close of business on December 3, 2004 will be available for inspection during normal business hours from January 5, 2005 through January 19, 2005 at our headquarters located at 310 Technology Parkway, Norcross, Georgia 30092-2929.

We would appreciate your signing and returning the enclosed proxy card promptly so that if you do not attend the meeting, your shares will be voted.

By Order of the Board of Directors

James M. McNeill

Secretary

Norcross, GA

December 14, 2004

PEDIATRIC SERVICES OF AMERICA, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement, mailed on or about December 14, 2004, is furnished to you as stockholders of Pediatric Services of America, Inc. (“PSA” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of PSA to be voted at the 2005 Annual Meeting of Stockholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., local time, on Wednesday, January 19, 2005, in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel located at 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092.

VOTING

General

The securities that may be voted at the Annual Meeting consist of our Common Stock, $0.01 par value per share. With each share held, you are entitled to one vote on each matter properly submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is December 3, 2004 (the “Record Date”). On the Record Date, 7,145,421 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

You may own Common Stock either (i) directly in your name as the stockholder of record, or (ii) indirectly through a broker, bank or other record holder. If your shares are registered directly in your name, you are a registered holder of these shares and we are sending these proxy materials directly to you. If your shares are held in the name of a broker, bank or other record holder, please refer to the instructions provided by the bank, broker or record holder regarding how to vote your shares or to revoke your voting instructions. You may also obtain a legal proxy from the record holder permitting you to vote in person at the Annual Meeting.

Quorum and Vote Required

A quorum is required to transact business at the Annual Meeting. We will have a quorum if a majority of the outstanding shares of Common Stock in person or by proxy are present at the Annual Meeting. In counting the votes to determine whether a quorum is present at the Annual Meeting, each proposal receiving the greatest number of all votes cast “for” or “against,” as well as abstentions (including instructions to withhold authority to vote) and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others), will be used.

In voting for the proposal to elect the three Class II directors (Proposal 1), you may vote in favor of all nominees, or withhold your vote as to all nominees, or withhold your vote as to a specific nominee. According to our Bylaws, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposal. As a result, shares which are withheld or abstained from voting will have the same legal effect as a vote against the proposal.

Proxies

The accompanying form of proxy card is for use at the Annual Meeting if you are unable to attend in person or are able to attend but do not wish to vote in person. You should specify your choice with regard to each proposal on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to us in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees named in Proposal 1. In all other matters that properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Revoking Your Proxy or Changing Your Vote

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	giving written notice to James M. McNeill, Secretary of PSA, at 310 Technology Parkway, Norcross, Georgia 30092-2929;

•	by executing and delivering to Mr. McNeill a proxy card bearing a later date; or,

•	if you are a holder of record or a beneficial holder with a legal proxy from a holder of record, by voting in person at the Annual Meeting.

Proxy Solicitation

In addition to soliciting proxies through the mail, we have requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. Their expenses and all other expenses incurred in connection with the solicitation of proxies will be borne by us. We have also hired Mellon Investor Services, LLC, a proxy solicitation firm, to assist in the distribution and solicitation of proxies. We will pay approximately $7,500 for those services. We may also solicit proxies through our directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to such persons.

STOCK OWNERSHIP

The table below sets forth information regarding the beneficial ownership of our Common Stock, as of the Record Date, by (i) each person known to us to be the beneficial owner of more than 5% of the Common Stock, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation Table on page 15, and (iv) all directors and executive officers as a group, based on data furnished to us by the named persons.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Rutabaga Capital Management (2)
Beneficial Owner	986,811	13.8%
David Nierenberg (3)
Beneficial Owner	869,430	12.2%
Portfolio Logic LLC (formerly Theory Capital LLC) (4)
Beneficial Owner	528,100	7.4%
Joseph D. Sansone (5)
Former Director, Chief Executive Officer and President	125,008	1.7%
James M. McNeill (6)
Senior Vice President, Chief Financial Officer, Secretary and Treasurer	62,650	*
Michael E. Axelrod (7)
Director	34,750	*
David Crane (8)
Director	-0-	*
Susan J. Kelley (9)
Director	9,150	*
Michael J. Finn (10)
Director	60,050	*
Robert P. Pinkas (11)
Director	188,430	2.6%
Edward K. Wissing (12)
Chairman of the Board, Chief Executive Officer and President	50,625	*
All executive officers and directors as a group (8 persons) (13)	530,663	7.1%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)	Except as indicated in the footnotes set forth below, the persons named in the table, to PSA’s knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares shown includes shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within 60 days from the Record Date upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the particular stockholder or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Rutabaga Capital Management (“Rutabaga”), is an investment advisor registered under Section 240 of the Investment Advisors Act of 1940. Rutabaga possesses sole voting power over 418,800 shares of Common Stock, shared voting power over 568,011 shares of Common Stock and sole dispositive power over 986,811 shares of Common Stock as of 09/28/04. The address for Rutabaga is 64 Broad Street, 3rd Floor, Boston, MA 02109.
(3)	David Nierenberg is President of Nierenberg Investment Management Company and the General Partner of The D3 Family Fund, L.P. (the “Fund”). As of 11/23/04, the Fund has sole voting and dispositive power over 869,430 shares of Common Stock. The address of the Fund is 19605 North East 8th Street, Camas, Washington 98607.
(4)	Portfolio Logic LLC (formerly Theory Capital LLC) (“Portfolio Logic”) is a Delaware limited liability company which is beneficially owned by Jeffrey D. Zients. Mr. Zients is a private investor and Managing Member of Portfolio Logic Management LLC which is the Managing Member of Portfolio Logic. Portfolio Logic and Mr. Zients possess shared voting power and shared dispositive power over 528,100 shares of Common Stock as of 11/30/04. The address of Portfolio Logic is 600 New Hampshire Avenue, N.W., Washington, DC 20037.
(5)	Consists of options to purchase 125,000 shares of Common Stock and 8 shares of Common Stock held indirectly through Mr. Sansone’s spouse.
(6)	Consists entirely of options to purchase 62,650 shares of Common Stock.
(7)	Consists of options to purchase 28,750 shares of Common Stock and 6,000 shares of Common Stock held jointly with spouse.
(8)	Does not currently own any shares of Common Stock or options to purchase shares of Common Stock.
(9)	Consists of options to purchase 8,750 shares of Common Stock and 400 shares held jointly with spouse.
(10)	Consists of options to purchase 48,750 shares of Common Stock and 11,300 shares of Common Stock held directly.
(11)	Consists of options to purchase 48,750 shares of Common Stock, 3,000 shares of Common Stock held directly, 76,680 shares of Common Stock owned by Brantley Venture Management, L.P. of which Pinkas Family Partners is the general partner, and 60,000 shares of Common Stock owned by Madaket Investments, LLC, of which Mr. Pinkas is a managing member.
(12)	Consists of options to purchase 45,000 shares of Common Stock, 5,000 shares of Common Stock held directly and 625 shares of Common Stock held jointly with spouse.
(13)	Includes options to purchase 367,650 shares of Common Stock.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than fifteen members as fixed from time to time by vote of a majority of the entire Board of Directors. The Amended and Restated Certificate of Incorporation further provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of office of one of the classes of directors expires each year and a new class of directors is elected each year by the stockholders for a term of three years or until their successors are elected and qualified.

At the Annual Meeting the term of the Class II directors expires. Upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Michael E. Axelrod, David Crane and Michael J. Finn to serve as the Class II directors for a three-year term expiring at the 2008 Annual Meeting of Stockholders. Messrs. Axelrod and Finn have been serving as our Class II directors since 2001 and 1989, respectively. Mr. Crane was appointed and has been serving as a director since October 2003. If either of the nominees should become unavailable to serve for any reason (which is not anticipated), the Board of Directors, at its discretion, may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed Proxy Card will vote all valid proxy cards for the election of such substitute nominee or nominees), or allow the vacancy to remain open until the Board of Directors locates a suitable candidate, or by resolution reduce the authorized number of directors.

Mr. Joseph D. Sansone, whose term expires at the 2006 Annual Meeting, has retired from the Board, effective August 9, 2004. As a result, the Board of Directors has reduced the number of directors from seven to six and the members of Class III directors to serve until the 2006 Annual Meeting from two to one.

The following is certain information concerning the nominees for election as well as the directors whose terms of office will continue after the Annual Meeting.

Nominees for Election as Directors at the 2005 Annual Meeting

NOMINEES FOR CLASS II DIRECTORS—TERMS EXPIRING AT THE 2005 ANNUAL MEETING

MICHAEL E. AXELROD (47) is the president of The Axelrod Group, LLC, a business consulting firm. Prior to that, he practiced law with the firm of Cohen Pollock Merlin Axelrod & Small, P.C. He was associated with the firm starting in 1982 and was a shareholder from 1986 through January 2004. His practice concentrated on business law and transactions, with an emphasis on the health care industry and venture capital. From November 2001 through October 2003, Mr. Axelrod served as Chairman of the Board of Prevent Child Abuse America, Inc., a non-profit corporation whose mission is to prevent the abuse and neglect of America’s children and currently serves as its Past Chairman.

Member:	Nominating/Corporate Governance Committee (Chairman) Audit Committee	First became a director: 2001

DAVID CRANE (48) is Chief Executive Officer of HPI Holdings Inc. effective November, 2004. In addition, Mr. Crane is co-founder and former President and Chief Executive Officer of MedCath, Inc., serving in such capacity from 2000 to 2003. MedCath is a healthcare provider primarily focused on the development and operation of physician-owned heart hospitals throughout the United States. Mr. Crane also served as a director of MedCath and, from 1989 to 1999, as its Chief Operating Officer. Under his stewardship, MedCath grew to eleven hospitals with approximately $550 million in annual revenue. Prior to his tenure at MedCath, Mr. Crane served from 1985 to 1989 as Chief Operating Officer of MediVision, Inc., a privately held company that developed and managed ophthalmic ambulatory surgery centers and physician practices nationally. MediVision was sold to Medical Care International in 1989. Beginning in 2004, Mr. Crane was appointed as a director of Orion Healthcare and currently serves as Chairman of its Audit Committee.

Member:	Compensation Committee Audit Committee	First became a director: 2003

MICHAEL J. FINN (55) has been a General Partner of Brantley Venture Partners, L.P., a venture capital firm based in Cleveland, Ohio, since May 1995. Mr. Finn is currently President of Brantley Capital Corp. Mr. Finn served from 1987 until May 1995 as Vice President—Venture Capital and Emerging Growth for Sears Investment Management Co., and during his tenure presided over the Venture Capital Group for the firm. Previously, Mr. Finn was Deputy Director of the Bureau of Investments, Michigan Department of Treasury. In this capacity, Mr. Finn presided over the Department’s Venture Capital Group. Mr. Finn also serves as a director of The Holland Group.

Member:	Audit Committee (Chairman) Compensation Committee	First became a director: 1989

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

Continuing Directors

CONTINUING CLASS I DIRECTORS WHOSE TERMS EXPIRE AT THE 2007 ANNUAL MEETING

ROBERT P. PINKAS (51) is the Managing General Partner of Brantley Partners, a private equity organization based in Cleveland, Ohio, of which he was the founding partner in 1987. Mr. Pinkas has been a director, officer and investor in a variety of businesses since 1981, including Brantley Capital Corporation, Integrated Physician Solutions, Flight Options and Streamline Foods.

Member:	Compensation Committee (Chairman) Nominating/Corporate Governance Committee	First became a director: 1989

EDWARD K. WISSING (67) is the current Chairman of the Board of PSA, effective December 4, 2002, and Chief Executive Officer and President, effective August 9, 2004. Mr. Wissing is a former CEO and director of American HomePatient, Inc., a national provider of home healthcare products and services. Under Mr. Wissing’s leadership, American HomePatient grew from 20 operating locations in 1992 to over 300 locations by the end of 1997, with over $400 million in revenues at his retirement in May 1998. Prior to his employment with American HomePatient, Mr. Wissing held several senior executive positions in healthcare related firms, including Becton Dickinson, Sandoz/Rhone Poulenc and Glasrock HomeHealth. He has maintained a very active role in the home healthcare industry and has twice chaired the Health Industry Distributor’s Association, or HIDA. Mr. Wissing has also served as Chairman of HIDA’s Educational Foundation. He currently serves on several other healthcare boards, including CareCentric, Inc., Psychiatric Solutions, Inc., and Christiana Care Health Initiatives.

Member:	Chairman of the Board	First became a director: 2001

CONTINUING CLASS III DIRECTOR WHOSE TERM EXPIRES AT THE 2006 ANNUAL MEETING

SUSAN J. KELLEY, RN, PhD (51) has been Dean of the College of Health and Human Sciences at Georgia State University since 1999, and also served as Acting Dean (1998-1999), Associate Dean (1997-1998) and Director of Research (1996-1997) of the University. She has been serving as a Professor at the University’s School of Nursing since 1994. In addition, Dr. Kelley serves as Director of Project Health Grandparents and the National Center on Grandparents Raising Grandchildren. She serves on the boards of St. Joseph’s Mercy Care and the Georgia Professional Society on the Abuse of Children. Dr. Kelley is a past member of the board of directors of Prevent Child Abuse Georgia. She is a fellow in the American Academy of Nursing and a member of the American Nurses’ Association, Sigma Theta Tau, the National Honor Society of Nursing, and the American Professional Society on the Abuse of Children.

Member:	Nominating/Corporate Governance Committee	First became a director: 2003

COMMITTEES OF THE BOARD

CEO Search Committee

During fiscal 2004, the Board formed a Special Search Committee to conduct an executive search for a new Chief Executive Officer in accordance with our CEO Succession Plan. The Search Committee, which consisted of directors David Crane (Chairman), Michael E. Axelrod, Michael J. Finn and Edward K. Wissing, conducted a diligent search of candidates for the position. The Committee was assisted in its recruitment efforts by an independent executive search firm that provided research and other pertinent information regarding potential candidates. In conducting its search, the Committee reviewed each candidate’s skill set and experience as it related to the needs of the Company. The Committee arrived at a recommendation and the full Board ratified its decision by appointing Daniel J. Kohl as Chief Executive Officer and President of the Company, effective December 15, 2004. With 26 years in the healthcare industry, Mr. Kohl brings extensive knowledge and experience to each of our three core business segments.

In addition, our Board of Directors has three standing committees: the Nominating/Corporate Governance Committee, the Compensation Committee and the Audit Committee.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance and the nomination and evaluation of potential directors to serve on the Board. The Committee also reviews and assesses the effectiveness of our corporate governance guidelines. On November 11, 2004, the Committee adopted an amended and restated charter which, among other things, updates the definitions of “independent director” and “immediate family member” in accordance with Nasdaq rules and regulations. A copy of the charter may be found on our website at www.psakids.com under the caption “Investor Relations.”

In selecting directors to serve on the Board, generally the Committee seeks members from diverse professional backgrounds who possess the skills and expertise to make a significant contribution to the Board, to us and our stockholders. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The Nominating/Corporate Governance Committee will review the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommend to the full Board the slate of directors to be nominated for election at the Annual Meeting. The Committee will consider nominees recommended by stockholders if submitted to the Board in accordance with the procedures specified below. See “Nomination Process” and “Stockholders’ Proposals for the 2006 Annual Meeting”.

The current members of the Nominating/Corporate Governance Committee are Michael E. Axelrod (Chairman), Robert P. Pinkas and Susan J. Kelley, all of whom meet the independence standards set forth in the Nasdaq Listing Standards. The Nominating/Corporate Governance Committee held four meetings during fiscal 2004.

Compensation Committee

The Compensation Committee formulates executive compensation policy, reviews and approves compensation and benefit policies and plans relating to executive officers and directors, and administers our stock option plans. On November 11, 2004, the Committee adopted an amended and restated charter which, among other things, updated the definitions of “independent director” and “immediate family member” in accordance with Nasdaq rules and regulations. A copy of the revised charter may be found on our website at www.psakids.com under the caption “Investor Relations.”

The Committee’s report regarding director and executive compensation may be found below under “Executive Compensation.” The current members of the Compensation Committee are Robert P. Pinkas (Chairman), David Crane and Michael J. Finn, all of whom meet the independence standards set forth in the Nasdaq Listing Standards. The Compensation Committee held five meetings during fiscal 2004.

Audit Committee

The Audit Committee selects our independent auditors; monitors the integrity of our financial statements; evaluates and reviews the independent auditors’ audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of our internal auditing procedures; consults with the independent auditors and management with regard to our accounting methods and the adequacy of our internal accounting controls; approves professional services provided by the independent auditors in accordance with a pre-approval policy; reviews the independence of the independent auditors; and reviews the independent auditors’ audit and non-audit fees. The term “independent auditor” means, as and when required by the Sarbanes Oxley Act of 2002, an independent public accounting firm registered with the Public Company Accounting Oversight Board. The Audit Committee also approves the engagement of independent auditors to provide non-audit services. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. On November 11, 2004, the Committee adopted an amended and restated charter, which, among other things, updated the definitions of “independent director” and “immediate family member, included additional powers and responsibilities of the Committee, and updated the requirements for financial reporting and internal controls process and improvements, in accordance with Nasdaq rules and regulations. A copy of the charter may be found on our website at www.psakids.com under the caption “Investor Relations.”

The Audit Committee’s current members are Michael J. Finn (Chairman), who is designated as our Audit Committee financial expert under the federal securities laws, David Crane and Michael E. Axelrod. The Board annually reviews the Nasdaq Listing Standards’ definition of independence for audit committee members and has determined that each member of the Committee meets that standard. The Audit Committee held 11 meetings during fiscal 2004.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed with management the unaudited financial statements in the Quarterly Reports and conducted an annual review of the Committee’s Charter.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including matters in the written disclosures provided to the Committee as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

The Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. During fiscal 2004, the Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee: Michael J. Finn (Chairman), David Crane and Michael E. Axelrod.

Selection of Auditors

At its meeting held on November 11, 2004, the Audit Committee met with members of Ernst & Young LLP, reviewed the scope and timing of the audit, and reviewed the approved fees for our fiscal year 2004 audit. In addition, the Audit Committee appointed Ernst & Young LLP to be our independent auditors for fiscal year ending September 30, 2005. All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee.

Principal Accountant Fees And Services

Audit and Non-Audit Fees

Aggregate fees for professional services rendered by Ernst & Young for the fiscal years ended September 30, 2004 and 2003 are set forth in the table below.

	Fiscal Year 2004	Fiscal Year 2003
Audit Fees	$551,800	$291,665
Audit-Related Fees	$8,100	$1,500
Tax Fees	$118,500	$91,528
All Other Fees	-0-	-0-

Total	$678,400	$384,693

Audit Fees for the fiscal years ended September 30, 2004 and 2003 were for professional services rendered for the audits of our financial statements, quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q and other assistance required to complete the year-end audit of the consolidated financial statements, including fees associated with our Form S-3 Registration Statement which was subsequently terminated.

Audit-Related Fees as of the fiscal years ended September 30, 2004 and 2003 were for assurance and related services, including employee benefit plan audits that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees as of the fiscal years ended September 30, 2004 and 2003 were for services related to tax compliance and other tax services.

All Other Fees as of the fiscal years ended September 30, 2004 and 2003 — None.

None of the services rendered described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(c) under Regulation S-X.

No fees other than those described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees,” were billed to us by Ernst & Young LLP in fiscal year 2004.

These services are actively monitored (both spending level and work contact) by the Audit Committee to maintain the appropriate objectivity and independence in Ernst & Young’s core work, which is the audit of our financial statements.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

During fiscal 2004, the Audit Committee adopted a formal pre-approval policy for audit and non-audit services provided by Ernst & Young in accordance with our revised Audit Committee Charter. The policy provides that the Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for us by Ernst & Young. Fees to be paid to Ernst & Young for fiscal 2005 will be approved by the Audit Committee in accordance with the procedures described below.

The SEC’s rules establish two different approaches to pre-approving services. Services can either be (1) specifically pre-approved by the Audit Committee or (2) generally pre-approved without consideration of a specific service. Our policy provides for a list of audit, audit-related, tax and other services that have the pre-approval of the Audit Committee. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee. The term of pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically authorizes a different period. The Audit Committee will periodically revise its list of pre-approved services based on subsequent determinations and any future changes in law or SEC interpretations. The Audit Committee may delegate to one or more of its members with the authority to grant pre-approvals if either deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Audit Committee. Pre-approval decisions by members of the Audit Committee are reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by Ernst & Young to management.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will also be available to respond to appropriate questions from stockholders.

CORPORATE GOVERNANCE

The Board of Directors has implemented a comprehensive plan of corporate governance for the purpose of defining responsibilities and assuring good business practices, transparency in financial reporting and the highest level of professional and personal conduct. We regularly monitor developments in the area of corporate governance, including developments related to the Sarbanes-Oxley Act of 2002 and Nasdaq’s revised corporate governance listing standards. The board of directors has initiated actions consistent with the new rules, including the following:

Independent Directors

A majority of the members of our Board of Directors are independent. More specifically, the Board believes that Messrs. Axlerod, Crane, Finn, Pinkas, and Dr. Kelly are “independent” as defined in NASD Rule 4200(a)(15). Our independent directors have commenced holding regularly scheduled executive sessions. During fiscal 2004, the full Board held eight meetings.

Director Attendance

During fiscal year 2004, the Board of Directors held nine meetings, the Audit Committee held 11 meetings, the Compensation Committee held five meetings and the Nominating/Corporate Governance Committee held four meetings. During fiscal year 2004, each director attended in excess of 75% of the total number of meetings of the Board of Directors and each Committee on which he served. In addition, at the 2004 Annual Meeting of Stockholders, all of the current Board members who were serving on the Board at that time were in attendance.

Board Advisors

The Board and its committees (consistent with their respective charters) may retain their own advisors as they determine necessary to carry out their responsibilities.

Audit Committee

All Audit Committee members: (i) are independent under NASD Rule 4200(a)(15), (ii) meet the criteria for independence as set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, (iii) have not participated in the preparation of our financial statements at any time during the past three years, and (iv) are able to read and understand fundamental financial statements.

Mr. Finn, Chairman of the Audit Committee, is financially sophisticated, qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K of the Securities Act of 1933, and is designated as the Audit Committee’s financial expert.

The Audit Committee operates under a formal charter that governs its duties and conduct. On November 11, 2004, we adopted an amended and restated Audit Committee charter. A copy of the charter may be found on our website at www.psakids.com under the caption “Investor Relations”. Ernst & Young LLP, our independent auditors, reports directly to the Audit Committee. The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, the design and operation of internal controls.

Compensation Committee

All members of the Compensation Committee meet the appropriate test for independence. The Compensation Committee operates under a formal charter that governs its duties and standards of performance. On November 11, 2004, we adopted an amended and restated Compensation Committee charter. A copy of the charter may be found on our website at www.psakids.com under the caption “Investor Relations”.

Nominating/Corporate Governance Committee

All members of the Nominating/Corporate Governance committee meet the appropriate test for independence. The Nominating/Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. On November 11, 2004, we adopted an amended and restated Nominating/Corporate Governance Committee charter. A copy of the charter may be found on our website at www.psakids.com under the caption “Investor Relations.”

Nomination Process

The Nominating/Corporate Governance Committee oversees our nominating functions on behalf of the Board, including identifying and reviewing the qualifications of candidates to recommend for nomination to the Board of Directors. The Nominating/Corporate Governance Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Board of Directors. In considering potential candidates, the committee will include in their assessment attributes that they believe will be most beneficial to the functioning of the Board. These attributes, as well as others that are deemed necessary or appropriate, include:

•	fulfillment of necessary independence requirements;

•	the highest ethical standards and integrity;

•	an ability to provide wise, informed and thoughtful counsel to top management on a range of issues; and

•	individual backgrounds that provide a diverse experience and knowledge commensurate with our needs.

The Nominating/Corporate Governance Committee will use its network of contacts and may also engage a consulting or professional search firm to assist in locating qualified candidates for the Board of Directors. The committee will also consider nominations submitted by our stockholders using the procedures set forth in our Bylaws. To recommend a nominee, a stockholder must submit the following information to our Secretary at our principal executive offices:

•	the nominee’s name, age, business address and residence address;

•	the nominee’s principal occupation or employment;

•	the stockholder’s name and address as they appear on our books;

•	the number of shares of our Common Stock beneficially owned by the nominee and by the stockholder;

•	the dates upon which the stockholder acquired the shares of Common Stock;

•	documentary support for any claim of beneficial ownership;

•	a statement by the stockholder in support of such nomination; and

•	any other information relating to the nominee or stockholder that would be required to be disclosed in our proxy materials pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

This information must be received by our Secretary not less than 120 calendar days nor more than 180 calendar days prior to the first anniversary of the date of our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders (that is, no earlier than June 17, 2005 and no later than August 16, 2005 for candidates for election at the 2006 Annual Meeting). All notices should be sent to the following address: c/o Secretary, Pediatric Services of America, Inc., 310 Technology Parkway, Norcross, Georgia 30092-2929. The Nominating/Corporate Governance Committee may request other information from the nominee or stockholder to evaluate the nominee or comply with Regulation 14A or other applicable rules and regulations, including Nasdaq requirements, which information must be provided within the time frame provided by the committee for the nominee to be considered.

Once nominees for the Board have been identified, the Nominating/Corporate Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the committee deems necessary or appropriate, including those set forth above. Nominees recommended by stockholders will be evaluated on the same basis as other nominees.

Code of Ethics and Business Conduct

We have a Code of Ethics and Business Conduct to govern our directors, officers and employees, including our principal executive officers and senior financial officers, violations of which may be reported to the Audit Committee. Our Code of Ethics and Business Conduct includes the requirements of Item 406 of Regulation S-K, which incorporates the reforms promulgated under the Sarbanes Oxley Act of 2002. You can access our Code of Ethics and Business Conduct, along with the current committee charters on our website at www.psakids.com under the caption “Investor Relations” or by writing to us at 310 Technology Parkway, Norcross, Georgia 30029, Attention: Corporate Secretary.

Stockholder Communication with the Board of Directors

The Board of Directors is in the process of developing a policy for stockholder communication with the Board. Currently, any stockholder wishing to communicate with the Board of Directors, the non-management directors as a group or any individual member of the Board may do so by mailing any such communication to the following address: c/o Secretary, Pediatric Services of America, Inc., 310 Technology Parkway, Norcross, Georgia 30092-2929. Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is intended.

DIRECTORS COMPENSATION

Fees for Board Service.    Under current policy, non-employee directors earn $3,000 for each of the four regularly scheduled Board of Directors meetings attended in person, $500 for each Committee meeting attended in person and $250 for each telephonic meeting held. Effective for fiscal 2005, in addition to the above fees, each non-employee director will receive a quarterly retainer of $4,000. During fiscal 2004, our Chairman of the Board, Mr. Edward Wissing, also served as Chief Executive Officer and President for which he earned approximately $36,000 as Chief Executive Officer and President, and $63,790 for his membership on the Board. Effective August 9, 2004, Mr. Wissing was removed as a member of the Board’s committees in order to continue to provide independence to the committees in accordance with the Nasdaq rules and regulations. Mr. Wissing has not earned any additional compensation for services as a director since that time.

In lieu of cash, directors may opt to receive the cash equivalent in stock options at the discretion of the Compensation Committee. During fiscal year 2004, no director made such an election. In addition, all directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board or committees thereof. Compensation for participation on the Board of Directors is at the discretion of the Board. Employee directors earn no additional compensation for services as a director. Our former Chief Executive Officer, Joseph Sansone, received no additional compensation for service on the Board of Directors. Mr. Sansone retired from the Board effective August 9, 2004.

During fiscal year 2004, non-employee directors earned the following compensation for Board and Committee meetings attended:

Michael E. Axelrod	$19,000
David Crane	$25,000
Michael E. Finn	$27,250
Susan J. Kelley	$17,750
Robert P. Pinkas	$16,750
Edward K. Wissing	$63,790

Directors Stock Option Plan.    Under the Amended and Restated Directors Stock Option Plan (the “Directors Stock Option Plan”), our non-employee directors are eligible to receive grants of options to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant and which expire ten years after issuance. The Compensation Committee has the authority and sole discretion to make grants of options under the Plan. The options vest on the first anniversary of their issuance, provided that the grantee is then a non-employee director of PSA. A total of 650,000 shares of Common Stock have been reserved for issuance pursuant to options granted and to be granted under the Directors Stock Option Plan. During fiscal 2004, options to purchase 21,500 shares of Common Stock were granted to non-employee directors under the Plan.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

During fiscal year 2004, the members of the Compensation Committee consisted of Messrs. Pinkas, Finn and Crane. Messrs. Pinkas, Finn and Crane have never been employees of PSA, and there were no reportable business relationships between us and such individuals. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serve as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION

This report discusses the Compensation Committee’s objectives and policies regarding director and executive compensation. The report specifically reviews the basis for the compensation of our President and Chief Executive Officer for fiscal year 2004 and our policy generally with respect to the compensation of all executive officers for fiscal year 2004. The principal components of our executive compensation are base salary, bonuses and equity compensation in the form of stock options. We believe that our executive compensation programs are reasonable and competitive and are within the range of our peer group measurements.

Chief Executive Officer Compensation

The Compensation Committee determines any annual salary increases and incentive bonus and stock option grants based on the performance of PSA as measured against an annual plan submitted and approved by the full Board and the Committee’s subjective evaluation of the CEO’s performance as it relates to the performance of PSA. The Compensation Committee believes that this relationship between performance and pay is appropriate and serves the stockholders’ interests. The Compensation Committee submits the CEO’s compensation package to the full Board for ratification. Members of the Compensation Committee have extensive experience in serving on compensation committees at other companies, which provide us with knowledge of comparable compensation policies.

During fiscal 2004, our founding Chief Executive Officer, Joseph Sansone, retired effective August 9, 2004. For fiscal year 2004, the base salary for Mr. Sansone was set at $400,000 pursuant to an employment agreement between Mr. Sansone and us, of which Mr. Sansone earned $347,693. In addition, as a result of Mr. Sansone’s retirement and in accordance with the terms of his employment agreement, the Board approved a Separation Agreement by and between us and Mr. Sansone in which Mr. Sansone will receive severance payments and health insurance benefits totaling $1,327,728. In addition, all unexercised stock options granted to Mr. Sansone prior to his retirement date became immediately vested and exercisable and shall remain exercisable for the remainder of their respective terms, which created compensation expense to us of approximately $359,011.

As a result of Mr. Sansone’s retirement, our Chairman of the Board, Edward Wissing, was appointed Chief Executive Officer and President effective August 9, 2004. We have entered into an employment agreement with Mr. Wissing under which he is performing the duties of Chief Executive Officer. In accordance with the employment agreement, at such time as a new Chief Executive Officer is hired, Mr. Wissing’s employment with the Company will continue as Executive Chairman for the remainder of the Employment Period which is December 31, 2005. Mr. Wissing’s annual base salary is $240,000, of which he earned approximately $36,000 during fiscal 2004. In addition, upon his appointment, Mr. Wissing received options to purchase 100,000 shares of Company stock at the fair market value. See “Employment Agreements” below.

Compensation Policy for Other Executive Officers

Consistent with the Compensation Committee’s desire to place more emphasis on performance-based incentives, the Committee seeks to use non-cash compensation such as the grant of stock options as a long-term performance incentive for the executive officers. Stock options enable our executive officers to benefit from their efforts to improve our financial results, consistent with the interests of all stockholders, because improved financial results are likely to be reflected in our stock price and would thereby increase stockholder value. It is the Compensation Committee’s belief that the granting of stock options will encourage performance by our executive officers that contributes to our long-term growth.

For fiscal year 2004, the Committee awarded an incentive cash bonus of $100,000 to James McNeill, PSA’s Chief Financial Officer, and voted to increase his salary from $240,000 to $260,000 for fiscal year 2005. See “Summary Compensation Table” below.

The Chief Executive Officer recommends the compensation for all senior management officers to the Compensation Committee, subject to ratification by the Board of Directors. Recommendations for annual increases in salary and incentive bonuses are generally based on the Chief Executive Officer’s review and evaluation of each officer’s performance as it relates to our goals. Measures of performance include divisional results for which each officer is responsible, Company-wide results, and individual goals and objectives set by the Chief Executive Officer and the individual officer prior to the beginning of the fiscal year. The Compensation Committee reviews the Chief Executive Officer’s recommendations, makes any changes it believes necessary, approves the compensation packages and presents them to the Board for ratification.

Omnibus Budget Reconciliation Act of 1993 Implications for Executive Compensation

It is the responsibility of the Compensation Committee to address the issues raised by changes in the tax laws which made certain non-performance based compensation to executives of public companies in excess of $1,000,000 non-deductible beginning in 1994. In this regard, the Committee must determine whether we should take any actions with respect to this limit. Based on our current level of compensation it is not necessary to consider this issue at this time. We intend to take the necessary steps to ensure that our executive officers’ compensation policies comply with the cap at the appropriate time.

Submitted by the Compensation Committee: Robert P. Pinkas (Chairman), Michael J. Finn, and David Crane.

Summary Compensation

The following table summarizes the total compensation we paid or accrued for each person who served as a named executive officer during the fiscal year ended September 30, 2004:

Summary Compensation Table

		Annual Compensation (1)				Long-Term Compensation	All Other Compensation (4)
Name and Principal Position	Fiscal Year	Salary (2)		Bonus		Shares Underlying Options (3)
Edward K. Wissing Chief Executive Officer and President	2004		$36,000		—	100,000		—

Joseph D. Sansone Former Director, Chief Executive Officer and President	2004 2003 2002	$ $ $	347,693 378,000 360,000	$ $	— 140,000 200,000	— 25,000 20,000	$ $ $	1,392,096 123,004 111,120

James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer	2004 2003 2002	$ $ $	240,000 215,250 205,000	$ $ $	100,000 125,000 100,000	— 80,000 15,000	$ $ $	24,839 24,330 43,946

(1)	The compensation of the above-listed individuals, including bonuses, is determined by the Compensation Committee of the Board of Directors. See “Incentive Bonus Policy” and “Report of the Compensation Committee of the Board of Directors on Executive Compensation.” Messrs. Wissing, Sansone and McNeill did not receive any other perquisites, other personal benefits, securities or property in the indicated fiscal years in excess of 10% of their annual salary and bonus.
(2)	Includes amounts deferred at the election of the officers pursuant to PSA’s Non-Qualified Deferred Compensation Plan.
(3)	No options were granted in fiscal 2004 other than to Mr. Wissing. Options were granted to Messrs. McNeill and Wissing for 40,000 and 10,000 shares of Common Stock, respectively, in the first quarter of fiscal 2005 which will be reflected in our 2006 Proxy Statement.
(4)	Reflects for fiscal year 2004 (a) premiums of $2,405 paid by PSA for Mr. Sansone’s disability insurance policy, (b) amounts contributed by PSA on behalf of Messrs. Sansone and McNeill of $45,279 and $8,823, respectively, pursuant to PSA’s Non-Qualified Deferred Compensation Plan, (c) amounts contributed by PSA on behalf of Messrs. Sansone and McNeill of $16,684 and $10,250, respectively, in connection with their Company-paid automobiles as provided in their respective employment agreements (See “Employment Agreements” below), (d) amounts reimbursed during the fiscal year for the payment of taxes on behalf of Mr. McNeill of $5,766, and (e) severance payments of $1,327,728 to Mr. Sansone.

Incentive Bonus Policy

We have established an incentive bonus policy that provides for cash bonuses to certain of our employees, including our executive officers. Payment of any bonus under the Incentive Bonus Policy is at the discretion of the Compensation Committee, subject to ratification by the Board of Directors, but is based generally on factors such as increases in overall corporate profitability, divisional profitability and achieving goals as outlined in our annual financial and operational plan. The Board of Directors may amend, suspend or discontinue the Incentive Bonus Policy at any time. Cash bonuses totaling $100,000 were paid to executive officers under the Incentive Bonus Policy for fiscal year 2004. Cash bonuses paid under the Incentive Bonus Policy to the above individuals for fiscal year 2004 are included in the “bonus” amounts reported for them in the Summary Compensation Table above.

Employee Stock Options

We have adopted, and our stockholders have approved, the Pediatric Services of America, Inc. Amended and Restated Stock Option Plan (the “Stock Option Plan”). The Stock Option Plan is designed to provide a means by which selected key persons may be given an opportunity to purchase our stock, to help secure and retain the services of key persons, and to provide incentives for such persons to exert maximum efforts for our success. We have reserved 2,300,000 shares of Common Stock for issuance pursuant to the Stock Option Plan. Options granted under the Stock Option Plan may be either (i) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or (ii) nonqualified stock options. Incentive Stock Options may be granted only to employees (including officers) or our affiliates. Nonqualified Stock Options may be granted only to our key employees, directors, consultants or advisors or our affiliates. Non-employee directors are not eligible to participate in the Stock Option Plan. The Board of Directors has the authority to amend the Stock Option Plan, subject to stockholder approval, and may suspend or terminate the Stock Option Plan at any time.

The following table sets forth information regarding the number, terms and potential realizable value of stock options granted to Messrs. Wissing, Sansone and McNeill during fiscal year 2004:

Options Granted in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (1)(2)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
Edward K. Wissing	100,000	90.91%	7.45	09/29/2014	$468,526	$1,187,338
Joseph D. Sansone	—	—	—	—	—	—
James M. McNeill	—	—	—	—	—	—

(1)	These options were granted at an exercise price equal to the fair market value of the underlying shares as of the date of the grant and become exercisable approximately one year from the anniversary date of the Employment Agreement.
(2)	No options were granted in fiscal 2004 other than to Mr. Wissing. Options were granted to Messrs. McNeill and Wissing for 40,000 and 10,000 shares of Common Stock, respectively, in the first quarter of fiscal 2005 which will be reflected in our 2006 Proxy Statement.

The following table sets forth certain information with respect to exercises of stock options during fiscal year 2004 by each of the named executives and the fiscal year-end value of unexercised stock options held by them:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised in-the-money Options at Fiscal Year-End (1)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Edward K. Wissing	—	—	45,000/100,000	$129,900/$72,000
Joseph D. Sansone	20,000	$67,370	228,509/0	$485,366/$0
James M. McNeill	18,100	$151,673	69,150/73,750	$179,916/$50,875

(1)	Such value is computed by subtracting the option exercise price from the market price of the Common Stock on September 30, 2004 and multiplying that figure by the total number of exercisable/unexercisable options.

Set forth in the table below is certain information about securities issuable under our equity compensation plans as of September 30, 2004:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,189,401	$8.83	1,120,800
Equity compensation plans not approved by security holders	—	—	—

Total	1,189,401	$8.83	1,120,800

Under our Stock Option Plans, options may be granted for the purchase of up to 2,950,000 shares of Common Stock. Options are granted by the Compensation Committee to our officers, directors and employees, or to certain outside advisors and consultants, for the purchase of our stock at the fair market value of the shares on the dates of grant. Options granted under the Stock Option Plan generally vest in four equal, annual installments beginning on the date of grant or accelerate upon the occurrence of certain events. Options granted under the Directors Stock Option Plan vest on the first anniversary date of grant, provided that the grantee is then a member of the Board of Directors.

Benefit Plans

401(k) Savings Plan

We also maintain the Pediatric Services of America, Inc. 401(k) Savings Plan, which became effective January 1, 1992. The 401(k) Plan covers all of our employees (except, among others, highly compensated employees as defined in the Plan, certain employees designated as part-time employees and employees deemed to be leased employees within the meaning of certain provisions of the Code) who have completed at least 1,000 hours and one year of service with us. Under the 401(k) Plan, each eligible employee may elect to contribute up to a maximum of 20% of pre-tax compensation, not exceeding $13,000 for the 2004 calendar year, and 5% of after-tax compensation (or the maximum amount then permitted by the Code). We may, in our discretion, make contributions on behalf of eligible employees in an amount up to the employee’s contributions. All employees’ contributions to the 401(k) Plan are 100% vested upon contribution, while our contributions vest 100% over a period of five years of employment with us. Distribution of accrued benefits normally will commence upon the participants reaching age 65 (or if earlier, upon the participant’s death or disability).

Non-Qualified Deferred Compensation Plan

On January 1, 2004, we adopted the amended and restated Pediatric Services of America, Inc. Non-Qualified Deferred Compensation Plan for our selected management or highly compensated employees who earned more than $90,000 annually. The Compensation Committee administers the Plan, and the Board of Directors annually selects the employees who are eligible to participate in the Plan and the tier in which the employee will be a member. The purposes of the Plan are to provide our selected management or highly compensated personnel with the opportunity to defer amounts of their compensation which might not otherwise be deferrable under our other benefit plans, including the 401(k) Plan, and to receive the benefit of additions to their deferral, in the absence of certain restrictions and limitations in the Code. Participants elect the amount of pay they wish to defer up to the maximum percentage of compensation for the tier in which the employee is a member. Maximum deferrals range from 10% to 100% of compensation. We may contribute to the Plan an amount equal to a percentage of the amount each Participant contributes to the Plan. The Non-Qualified Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. Our contributions and voluntary compensation deferrals are held in a “Rabbi Trust” as that term is defined in Revenue Procedure 92-64, 1992-2 C.B. 422. Distributions of Plan contributions and earnings will be made upon termination of employment, disability, retirement or the financial hardship of the participant. In-service benefits are also available to participants.

Employee Stock Purchase Plan

Effective January 1, 1996, our Board of Directors adopted the Pediatric Services of America, Inc. Employee Stock Purchase Plan, or ESPP, as amended. The ESPP is administered by the Compensation Committee of the Board of Directors. Participant contributions in the ESPP are made through quarterly payroll deductions on an after-tax basis. On or about the last day of the calendar quarter we contribute 15% of the total amount of each employee’s contributions to the ESPP for that quarter. Participants’ and our contributions are used to purchase shares of Common Stock at fair market value on the open market on or about the last day of the respective quarter.

Employment Agreements

We have entered into an employment agreement with Edward K. Wissing, effective August 9, 2004 pursuant to which he serves as our Chief Executive Officer and President. Under the terms of the employment agreement, Mr. Wissing’s base salary is set at $240,000. The term of the agreement ends on December 31, 2005 (the “Employment Period”). The agreement provides that if Mr. Wissing identifies a new chief executive officer as part of his duties, his employment shall continue as Executive Chairman for the remainder of the Employment Period. Under the terms of the agreement, Mr. Wissing is entitled to participate in a bonus plan and in all of our benefit plans and programs for which he is eligible. In the event Mr. Wissing’s employment is terminated for cause or terminated by him for “any reason,” we are obligated to pay him his full salary and any other vested payment or benefits to which he is entitled for the remainder of the contract term. If Mr. Wissing is terminated for any reason other than cause or his replacement is found, we are obligated to pay him his base salary as severance payments, as well as any other vested payments or benefits to which he is entitled for the remainder of the contract term.

We have entered into an amended and restated employment agreement with James M. McNeill, effective November 7, 2002, pursuant to which he serves as our Senior Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. McNeill’s base salary for fiscal 2005 is $260,000, subject to increase for future terms at the discretion of the Board of Directors. Mr. McNeill is also entitled to participate in a bonus plan, the terms of which are determined and approved by the Board of Directors, and all employee benefit plans and programs for which he is eligible under the terms of such plans or programs. Pursuant to the agreement, Mr. McNeill receives the use of a Company-paid automobile, including related maintenance, insurance and operating expenses. The agreement is for an initial term of two years and is automatically renewed for successive one-year periods, subject to either party terminating the agreement at the end of the initial term or additional term, as the case may be. The agreement is terminated upon his death or disability and the Board of Directors may also terminate his employment under the agreement with or without cause (as defined in the agreement). In the event his employment is terminated by us without cause, or terminated by him for “good reason,” we are obligated to pay him his full salary and benefits for a period of 12 months. In such event, he is also entitled to receive accelerated vesting of all grants of outstanding options, restricted stock, bonus stock and any other incentive stock award, each of which shall remain exercisable for the remainder of their stated term, and full funding of all deferred compensation, supplemental retirement programs and similar programs. “Good reason” is defined as certain events resulting from a change in control or a failure by us to comply with any material term of the agreement which has not been cured within ten days after notice. Under the terms of the agreement, he is not entitled to any severance benefits in the event his employment is terminated for cause or in the event he voluntarily terminates his employment with us.

We had an employment agreement with Joseph D. Sansone, who served as our Chief Executive Officer and President. Mr. Sansone retired effective August 9, 2004. In accordance with the terms of the employment agreement the Board approved a Separation Agreement with Sansone in which he will receive severance payments and health insurance benefits totaling $1,327,728. In addition, all unexercised stock options held by Mr. Sansone prior to his retirement date became immediately vested and exercisable and shall remain exercisable for the remainder of the their respective terms. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lillie Axelrod, spouse of director Michael Axelrod, is an employee of Acordia, Inc. Acordia provides insurance brokerage services to us. Mrs. Axelrod is paid a commission based on the fees paid to Acordia. During fiscal 2004, the fees paid by us to Acordia were approximately $156,000.

STOCK PERFORMANCE GRAPH

The price information reflected for our Common Stock in the following performance graph represents the closing sales prices of the Common Stock for the period from September 30, 1999 through September 30, 2004. The graph and the accompanying table compare the cumulative total stockholders’ return on our Common Stock with the Standard & Poor’s (“S&P”) 500 Index, S&P Health Care Sector, and a Health Care Composite Peer Group. The Health Care Composite Peer Group is composed of companies within the following industries: home health care, diversified health care, pharmaceuticals, miscellaneous health care, and medical products and supplies. The calculation in the following graph and table assume that $100 was invested on September 30, 1999 in each of our Common Stock, the S&P 500 Index and the S&P 500 Health Care Sector and the Health Care Composite Peer Group, and also assumes dividend reinvestment.

(1)	The Health Care Composite Peer Group is a nine company selection compiled from members of the S&P Health Care Sector Index based on a composite of prices weighted by market capitalization: Accredo Health, Inc., Almost Family, Inc., Amedisys, Inc., American Home Patient, Inc., Apria Health Care Group, Inc., Gentiva Health Services, Inc., National Home Health Care Corp., Option Care, Inc., and Spherion Corp.

SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder require our directors and executive officers and persons who own more than 10% of our Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our Common Stock and subsequent reports of changes in such ownership with the SEC and the National Association of Securities Dealers, Inc. Directors, executive officers and persons owning more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and written representations from the reporting persons that no other reports were required of those persons, to our knowledge during and with respect to fiscal 2004, all filing requirements applicable to our directors, executive officers and beneficial owners of more than 10% of our Common Stock were complied with, except that certain Form 4 filings for each of Messrs. McNeill, Finn, Wissing and Dr. Kelley were not filed within the 2 day filing deadline.

STOCKHOLDERS’ PROPOSALS FOR 2006 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received by us at our corporate offices in Norcross, Georgia on or before August 16, 2005 to be eligible for inclusion in our proxy statement and form of proxy and to be introduced for action at the meeting. In accordance with the procedures set forth in Article II, Sections 5 and 6, respectively, of our Bylaws, for business to be properly brought before a meeting, but not included in the proxy statement, a stockholder must submit a proposal, including nominations for the board of directors, in writing to us no earlier than June 17, 2005 and no later than August 16, 2005. All such proposals and nominations should be submitted by certified mail, return receipt requested, and must be received by the Secretary at our corporate offices at 310 Technology Parkway, Norcross, Georgia 30092-2929.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the accompanying form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in our best interest.

By Order of the Board of Directors

Edward K. Wissing

Chairman of the Board, Chief Executive

Officer and President

Norcross, Georgia

December 14, 2004

Our 2004 Annual Report on Form 10-K, which includes audited financial statements, has been mailed to our stockholders along with these proxy materials. Portions of this Proxy Statement for the Annual Meeting of Stockholders to be held on Wednesday, January 19, 2005, are incorporated by reference in Part III of the Annual Report on Form 10-K. Additional copies of this Proxy Statement, the Annual Report on Form 10-K, as well as our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such reports are available free of charge, on the Internet at our website, www.psakids.com, as soon as reasonably practicable after we file such reports with, or furnishes such reports to the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on the website and should not be considered part of this document. Our reports are also available free of charge by mail upon written request to the Secretary at our corporate offices at 310 Technology Parkway, Norcross, Georgia 30092.

APPENDIX A

PEDIATRIC SERVICES OF AMERICA, INC.

Amended and Restated

Charter of the Audit Committee of the Board of Directors

As Adopted and Approved by the Board of Directors on November 11, 2004

I.    Statement of Policy

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Pediatric Services of America, Inc. (the “Company”) shall provide assistance to the Board in fulfilling their oversight responsibility with respect to (i) the Company’s financial statements, (ii) compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditor. To this end, the Committee shall maintain free and open communication with the Board, the independent auditor, the Company’s internal auditor, the Company’s Chief Financial Officer and the financial management of the Company.

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing and expressing an opinion on those financial statements. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

II.    Organization

The committee shall be comprised of a minimum of three independent directors, each of whom must be an “Independent Director” (as defined below) and free of any relationship that, in the opinion of the Board, would interfere or appear to interfere with their exercise of independent judgment in carrying out the responsibilities as a member of the Committee or as a director.

III.    Committee Members

Each member of the Committee will be appointed annually by the Board and will serve three-year terms to coincide with their respective terms of office on the Board. Each Committee member must be a “non-employee director” as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” as determined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended and related regulations. The members of the Committee may be removed by an affirmative vote of a majority of the Board at any time.

Any member of the Committee may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Company. The resignation shall take effect upon receipt of the notice, or at such later time as specified in such notice, and the acceptance of such resignation shall not be necessary to make it effective.

Upon the removal or resignation of a member of the Committee, the full Board may appoint a successor to serve the remainder of the unexpired term. One member will be appointed chairperson by the Board.

IV.    Structure

The Committee shall have the authority to establish a committee organizational structure and to delegate its authority to subcommittees of the Committee. Subcommittees shall keep minutes of their meetings and report them to the Committee or the Board.

V.    Chair’s Responsibilities

The chairperson of the Committee will establish the agenda for each committee meeting, call the meetings of the Committee and take steps to ensure that all persons are provided reasonably in advance, of the meeting, all documentation and information to be discussed at the meeting. The chairperson shall report to the Board on the Committee’s determinations and shall present recommendations for approval whenever necessary or desirable.

VI.    Secretary’s Responsibilities

The secretary shall be designated by the Committee and need not be a member of the Committee. The secretary shall attend meetings and prepare the minutes of meetings.

VII.    Qualification

All Committee members shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience, background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, or other experience as required by applicable law, and, if practical, meet the definition of an “audit committee financial expert” as defined by the Securities and Exchange Commission In addition, each Committee member must not have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three years.

VIII.    Meetings

The Chairperson of the Committee will establish the agenda for each Committee Meeting. The Committee will hold at least four (4) meetings per year, or more frequently as circumstances dictate. Pursuant to their duty to foster open communication, the Committee will meet at least quarterly with management, the internal auditor, the Chief Financial Officer and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately. In addition, the Committee will meet with the independent auditor and management quarterly to review the Company’s financials, consistent with Section V below.

IX.    Powers and Responsibilities

Auditors and Auditor Independence

The Committee will:

1.    Have the sole power to select and hire the independent auditors to audit the financial statements of the Company and its subsidiaries, oversee the independent auditors’ work and advise the independent auditors that they are accountable to the Board and the Committee as representatives of the shareholders. The independent auditors will report directly to the Committee.

2.    Have the sole power to approve the independent auditors’ fees.

3.    Assess all relationships of the independent auditors with the Company to determine their independence. Such assessment should include the review on an annual basis of a formal written statement from the independent auditors that discloses all relationships between the auditor and its related entities and the Company and its related entities, consistent with Independence Standards Board Standard No. 1.

4.    Have the power to discharge the independent auditors when circumstances warrant.

5.    Have the sole power to pre-approve all audit, audit-related, tax and non-audit services provided by the independent auditors, in accordance with a Pre-Approval Policy which sets forth the procedures and conditions by which services are to be performed, except those services prohibited by law, prior to the Company’s receipt of such services. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

6.    Have the power to hire and determine the fees and other retention terms for legal, accounting and other advisors to the Committee as it sees fit without Board approval. The Company shall provide the Committee appropriate funding for the payment of compensation to any such advisor engaged by the Committee, as well as for the engagement of the independent auditors.

7.    Present an evaluation of the independent auditor’s qualifications, performance and independence to the Board annually. To be in a position to make such evaluation, the Committee shall:

(a)    At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

(b)    Review and evaluate the lead partner of the independent auditor.

(c)    Review the independent auditor’s performance with the Company’s management and internal auditors.

(d)    Ensure that the lead audit partner does not serve as such for more than 5 consecutive years.

(e)    Consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent audit firm.

8.    Set clear hiring policies for employees or former employees of the independent auditors, including the requirement that the Company not hire any person as Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer or any equivalent position if such person was employed by the independent auditors and participated in any capacity in the audit of the Company during the one year period preceding the date of initiation of such audit.

9.    Discuss with the independent auditor its evaluation of the Company’s financial, accounting and auditing personnel and the cooperation that the independent auditor received during the course of its audit, and any audit problems or difficulties, including any restrictions on the scope of work or access to required information and management’s response to the problem or difficulty.

Financial Reporting

1.    Meet with the independent auditors, internal auditors and financial management of the Company prior to the annual audit to review the scope and audit procedures of the proposed audit and, at the completion of the audit, meet again with the independent auditors to review audit results and discuss the independent auditors’ judgment, comments and recommendations about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting.

2.    Review the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.    Obtain and review a report of the independent auditors prior to the filing of the Form 10-K or the release of any audited financial statements of the Company with respect to:

(i)    all critical accounting policies and practices used;

(ii)    all alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(iii)    other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

4.    Obtain and review a report from each of management and the independent auditors with respect to:

(a)    major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

(b)    on a quarterly basis in connection with the certification process for Forms 10-K and 10-Q, any significant deficiencies or material weaknesses in the Company’s internal control over financial reporting, including any steps taken in light of such deficiencies or weaknesses, and any fraud that involves any employee who has a significant role in those controls;

(c)    analyses setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(d)    the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, arrangements or obligations on the Company’s financial statements;

(e)    earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

5.    Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

6.    Establish regular and separate systems of reporting to the Committee by each of management, the independent auditors and the internal auditor regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

7.    Discuss the guidelines and policies with respect to the Company’s financial risk assessment and risk management policies with management.

Internal Controls and Process Improvement

1.    Establish procedures for dealing with complaints received by the Company regarding accounting, internal accounting controls or audit matters.

2.    Establish procedures for the confidential and anonymous submission, retention and treatment by employees of the Company of concerns regarding accounting or auditing matters.

3.    Review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures would be desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Committee should review periodically Company policy statements to determine their adherence to the code of conduct.

4.    Annually obtain and review the report of management on the Company’s internal control over financial reporting, as well as the report of the independent auditors on such internal controls and on management’s assessment of those controls;

5.    Renew the hiring, appointment and/or replacement of internal auditing personnel.

6.    Review the functions and effectiveness of the Company’s internal audit department, including its budget, staffing, organization, independence, and proposed audit plans for the year.

7.    Review at each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan.

Oversight

1.    Oversee the Company’s compliance program, including meeting with, and receiving reports from, the Company’s Chief Compliance Officer and review and approve the annual compliance program.

2.    Oversee the Company’s internal audit program, including meeting with, and receiving reports from, the Company’s Director of Internal Audit and review and approve the annual internal audit program.

3.    Review with the Company’s General Counsel, on not less than a semi-annual basis, all material litigation and other significant legal matters that may have a material impact on the Company’s financial statements and compliance policies and programs.

4.    Review and pre-approve all related-party transactions. These include transactions in which any of the following persons has a direct or indirect material interest: a director or officer of the Company, a nominee for director, an owner of more than 5% of the outstanding shares of any class of stock or an immediate family member of any of the foregoing persons.

5.    Prepare the report required in the annual proxy statement and review the matters described in such report.

6.    Review the Committee’s Charter annually or as circumstances dictate and recommend any proposed changes to the Board for approval.

7.    Report to the Board on regular basis and submit minutes of all meetings to the Board.

8.    Cooperate in an annual performance evaluation of the Committee by the Board or any committee designated by the Board. In connection with the evaluation, the Committee should review with the Board:

(a)    major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of significant control deficiencies or material control weaknesses;

(b)    analyses setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(c)    the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, arrangements or obligations on the Company’s financial statements; earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

9.    Perform any other duties as may be assigned by the Board or required by regulation or law.

X.    Definitions

1.    For purposes of this Charter, the term “independent auditor” will mean, as and when required by the Sarbanes-Oxley Act of 2002, a public accounting firm registered with the Public Company Accounting Oversight Board.

2.    For purposes of this Charter, the term “independent director” means: a person other than an officer or employee of the Company or its subsidiaries or any other individual who does not have a relationship which, in the opinion of the Company’s Board of Directors, would interfere with or appear to interfere with the exercise of independent judgment in carrying out the responsibilities of a member of the Committee or a director. The following persons shall not be considered independent:

(a)    a director who is or has been employed by the Company or any of its affiliates for the current year or any of the past three years;

(b)    a director who accepts any payment, direct or indirect, from the Company or any of its affiliates, including political contributions, or who has an immediate family member who accepts such payments, in excess of $60,000 in the current year, other than compensation for board service;

(c)    a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an officer;

(d)    a director who is a partner in, or a controlling shareholder or an executive officer of, any business organization, including a non-profit entity, to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current or in any of the past three fiscal years;

(e)    a director who is employed by another company and any of the Company’s executive officers serve on that Company’s compensation committee during the past three years;

(f)    a director or an immediate family member of the director who currently or within the past 3 years has been affiliated with or employed by the Company’s independent auditor;

(g)    a director who holds 10% or more of the Company’s outstanding common stock; or

3.    For purposes of this Charter, the term “immediate family member” includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home. In addition, the term “family member” includes any person who is a relative by blood, marriage or adoption, or who has the same residence.

Adopted and approved this 11th day of November, 2004.

/S/ MICHAEL J. FINN
Michael J. Finn, Chairman

/S/ DAVID CRANE
David Crane, Committee Member

/S/ MICHAEL E. AXELROD
Michael E. Axelrod, Committee Member

APPENDIX B

PEDIATRIC SERVICES OF AMERICA, INC.

Compensation Committee Charter

As Adopted and Approved by the Board of Directors on November 11, 2004

Organization

This charter governs the operations of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Pediatric Services of America, Inc. (the “Company”). The Committee shall be comprised of at least three directors, each of whom is an “Independent Director” (as defined below), and free from any relationship that may interfere or appear to interfere with the exercise of their independent judgment in carrying out their responsibilities as a Committee Member or as a Director. In addition, each member of the Committee must be a Non-Employee Director as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” as determined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and related regulations.

Purpose

The purpose of the Committee shall be to:

1)    Discharge the Board’s responsibilities relating to compensation of the executive officers of the Company;

2)    Administer and exercise general oversight of the Company’s stock option and other benefit plans; and

3)    Perform such other functions as the Board may assign to the Committee from time to time.

Responsibilities

The Committee will:

•	Review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation.

•	Evaluate the performance of the Chief Executive Officer, on a periodic basis, in light of these corporate goals and objectives and set the Chief Executive’s compensation, including salary, bonus, equity compensation, and other benefits, direct or indirect, based on this evaluation.

•	Determine the compensation, including the annual salary, bonus, equity compensation, and other benefits, direct or indirect, of the President and other executive officers.

•	Produce an annual report on executive compensation for inclusion in the Company’s proxy statement.

•	Evaluate current and new executive compensation programs, including benefits, perquisites, and current and deferred pay.

•	Approve option grants and stock awards and seek shareholder approval as necessary for adoption or material modification of equity compensation plans.

•	Review, on a periodic basis, the operation of current compensation programs to determine whether they are properly coordinated.

•	Establish and periodically review policies in the area of management perquisites, including use of the organization’s assets, such as automobiles.

•	Plan for executive development and succession in the event of disability, death or other departure or unavailability of the Chief Executive Officer and other senior executives.

•	Recommend to the Board appropriate indemnification and D&O insurance coverage for both the executive officers and the members of the Board and its committees.

•	Review and recommend appropriate compensation for the members of the Board and its committees.

•	Make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

•	Cooperate in an annual performance evaluation of the Committee by the Board or any committee designated by the Board.

•	Review and reassess the Charter at least annually and obtain the approval of the Board of Directors for proposed changes.

•	Have the sole authority, without Board approval, to retain and terminate outside advisors, such as compensation consultants.

•	Advise the Board of the Committee’s actions on a regular basis and submit minutes of all meetings to the Board.

•	Perform any other activities as may be assigned by the Board.

Procedures

Meetings

The Committee will hold at least two meetings per year or more frequently as circumstances dictate. The Committee shall meet at the call of its chairperson, preferably in conjunction with regular Board meetings. Meetings may, at the sole discretion of the Committee, include members of management, independent consultants, and such other persons, as the Committee shall determine. The Committee shall meet in executive session to discuss and approve the compensation of the Chief Executive Officer. The Committee, in discharging its duties, may meet in further executive sessions, which may include other persons knowledgeable in the matters under consideration for advice and counsel.

Action

A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may act without a meeting by unanimous written consent of all members.

Structure

The Committee shall have the authority to establish an organizational structure and to delegate its authority to subcommittees of the Committee. Subcommittees shall keep minutes of their meetings and report them to the Committee or the Board. The Committee shall determine its own rules and procedures, including the designation of a chairperson pro tempore, in the absence of the appointed chairperson, and the designation of a secretary.

Committee Members

Members of the Committee shall be appointed by the full Board at the Board’s annual meeting and shall serve three-year terms to coincide with their respective terms of office on the Board. Upon the removal or resignation of a member, the full Board may appoint a successor to serve the remainder of the unexpired term. One member of the Committee will be appointed chairperson by the Board.

Any Committee member may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Company. The resignation shall take effect upon receipt of the notice, or at such later time as specified in such notice, and the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed from the Committee by an affirmative vote of a majority vote of the Board.

Chair’s Responsibilities

The chairperson of the Committee shall report to the Board on the Committee’s determinations and shall present recommendations for approval whenever necessary or desirable. The chairperson will establish the agenda for each committee meeting, shall call the meetings of the Committee and shall take steps to ensure that all persons are provided with documentation and information relevant to the topics to be discussed at the meeting reasonably in advance of the meeting.

Secretary Responsibilities

The secretary shall be designated by the Committee and need not be a member of the Committee. The secretary shall attend meetings and prepare the minutes of the meetings.

Definitions

•	For purposes of this Charter, the term “independent director” means: a person other than an officer or employee of the Company or its subsidiaries or any other individual who does not have a relationship which, in the opinion of the Company’s Board of Directors, would interfere with or appear to interfere with the exercise of independent judgment in carrying out the responsibilities of a member of the Committee or a director. The following persons shall not be considered independent:

(a)    a director who is or has been employed by the Company or any of its affiliates for the current year or any of the past three years;

(b)    a director who accepts any payment, direct or indirect, from the Company or any of its affiliates, including political contributions, or who has an immediate family member who accepts such payments, in excess of $60,000 in the current year, other than compensation for board service;

(c)    a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an officer;

(d)    a director who is a partner in, or a controlling shareholder or an executive officer of, any business organization, including a non-profit entity, to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current or in any of the past three fiscal years;

(e)    a director who is employed by another company and any of the Company’s executive officers serve on that company’s compensation committee during the past three years;

(f)    a director or an immediate family member of the director who currently or within the past 3 years has been affiliated with or employed by the independent auditor; or

(g)    a director who holds 10% or more of the Company’s outstanding common stock.

•	For purposes of this Charter, the term “immediate family member” includes a person’s spouse, parents, children, siblings, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home. In addition, the term “family member” includes any person who is a relative by blood, marriage or adoption or who has the same residence.

Adopted and approved this 11th day of November, 2004.

/S/ ROBERT P. PINKAS
Robert P. Pinkas, Chairman

/S/ DAVID CRANE
David Crane, Committee Member

/S/ MICHAEL J. FINN
Michael J. Finn, Committee Member

APPENDIX C

PEDIATRIC SERVICES OF AMERICA, INC.

Nominating and Corporate Governance Committee Charter

As Adopted and Approved by the Board of Directors on November 11, 2004

Organization and Membership

This charter governs the operations of the Nominating and Corporate Governance committee (the “Committee”) of the Board of Directors (the “Board”) of Pediatric Services of America, Inc. (the “Company”). The Committee shall be comprised of at least three directors, each of whom is an “Independent Director” (as defined below), and free from any relationship that may interfere or appear to interfere with the exercise of their independent judgment in carrying out their responsibilities as a Committee Member or as a Director. In addition, each member of the Committee must be a Non-Employee Director as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” as determined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and related regulations.

Purpose

The purpose of the Committee is to:

1)    Identify and attract highly qualified candidates to serve on the Board;

2)    Establish guidelines regarding appropriate corporate governance practices and assist the Board in achieving them;

3)    Perform such other functions as the Board may assign from time to time.

Responsibilities

The Committee will:

•	Establish standards for evaluating management and selecting new Board members.

•	Identify persons qualified to be Board members, consistent with criteria approved by the Board.

•	Select the director nominees for the next annual meeting of the shareholders of the Company.

•	Review the contribution made and performance of each director prior to the time when that director would normally be nominated for re-election. Members of the Committee will not participate in deliberations about their own performance.

•	Have sole authority, without requiring action by the full Board, to retain and terminate outside advisors, including search firms to identify director candidates.

•	Monitor compliance by the members of the Board with director continuing education requirements.

•	Oversee and review the Company’s processes for providing information to the Board.

•

Devise and propose to the full Board corporate governance guidelines setting forth standards regarding director qualification, tenure, resignation and succession; standards regarding the number of boards on which a director may serve; duties and responsibilities of directors; guidance regarding certain director compensation matters, including the amount and type of compensation for each director; guidelines regarding director orientation and continuing education; standards for the selection and evaluation of the Chief Executive Officer and planning for succession of management; requirements that the Board conduct an annual self-evaluation to review its committees and to ensure that the board is conducting itself in an efficient manner. Periodically review those guidelines and make recommendations to the Board for any changes.

•	Devise and propose to the full Board a code of business conduct and ethics for directors, officers and employees addressing conflicts of interest transactions and compliance with applicable laws with enforcement mechanisms for violations. Periodically review the Code and make recommendations to the Board for any changes.

•	Monitor and safeguard the Board’s independence:

•	Determine whether each director and prospective director is an officer director or independent director.

•	Monitor and report to the Board whether there is any current relationship between any independent director and the Company that adversely affects the independent judgment or actions of the director.

•	Subject to appropriate actions by the Board and stockholders, assure that the Board contains a substantial majority of independent directors and a limited number of managing directors.

•	Monitor the size of the Board.

•	Review at least annually with the Board and the Chief Executive Officer, the requisite skills and characteristics required for the Board as a whole in light of the skills and characteristics actually represented on the Board.

•	Cooperate in an annual performance evaluation of the Committee by the Board.

•	Oversee an annual performance evaluation of the Board and its committees, and report the results of that evaluation to the full Board.

•	Review the need for any changes in the number, charters or titles of Board committees and then discuss the recommendations arising from this review with the full Board.

•	Recommend to the full Board the composition of each committee of the Board and the individual director to serve as chairperson of each committee.

•	Recommend to the full Board an officer to be designated as Chief Executive Officer and a director to serve as chairperson of the Board.

•	Review and monitor the succession plan for the Chief Executive Officer and report periodically to the Board on the status of such plan.

•	Seek feedback annually from all directors on the performance of the Chief Executive Officer and the Chairperson of the Board and guide the Board’s process of appraising their performance.

•	Advise the Board of its actions on a regular basis and submit minutes of all meetings to the Board.

•	Review and reassess the charter at least annually and obtain the approval of the Board of Directors.

•	Perform any other duties as may be assigned by the Board.

Procedures

Meetings

The Committee will hold at least one meeting per year or more frequently as circumstances dictate. The Committee shall meet at the call of its chairperson, preferably in conjunction with regular Board meetings. Meetings may, at the sole discretion of the Committee, include members of management, independent consultants, and such other persons, as the Committee shall determine. The Committee, in discharging its duties, may meet in executive session as well as with other persons knowledgeable in the matters under consideration for advice and counsel.

Action

A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting the Committee may act by unanimous written consent of all members.

Structure

The Committee shall have the authority to establish a committee organizational structure and to delegate its authority to subcommittees of the Committee. Subcommittees shall keep minutes of their meetings and report them to the Committee or the Board. The Committee shall determine its own rules and procedures, including the designation of a chairperson pro tempore, in the absence of the appointed chairperson, and the designation of a secretary.

Committee Members

Members of the Committee shall be appointed by the full Board at the Board’s annual meeting and shall serve three-year terms to coincide with their respective terms of office on the Board. Upon the removal or resignation of a member, the full Board may appoint a successor to serve the remainder of the unexpired term. One member of the Committee shall be appointed as chairperson by the Board.

Any Committee member may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Company. The resignation shall take effect upon receipt of the notice, or at such later time as specified in such notice, and the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed from the Committee by an affirmative vote of a majority of the Board. Upon the removal or resignation of a member of the Committee, the full Board may appoint a successor to serve the remainder of the unexpired term.

Chair’s Responsibilities

The chairperson of the Committee will establish the agenda for each committee meeting, call the meetings of the Committee and take steps to ensure that all persons are provided reasonably in advance of all documentation and information to be discussed at the meeting. The chairperson shall report to the Board on the Committee’s determinations and shall present recommendations for approval whenever necessary or desirable.

Secretary Responsibilities

The secretary shall be designated by the Committee and need not be a member of the Committee. The secretary shall attend meetings and prepare the minutes of meetings.

Definitions

•	For purposes of this Charter, the term “independent director” means: a person other than an officer or employee of the Company or its subsidiaries or any other individual who does not have a relationship which, in the opinion of the Company’s Board of Directors, would interfere with or appear to interfere with the exercise of independent judgment in carrying out the responsibilities of a member of the Committee or a director. The following persons shall not be considered independent:

(a)    a director who is or has been employed by the Company or any of its affiliates for the current year or any of the past three years;

(b)    a director who accepts any payment, director or indirect from the Company or any of its affiliates, including political contributions, or who has an immediate family member who accepts such payments, in excess of $60,000 in the current year, other than compensation for board service;

(c)    a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an officer;

(d)    a director who is a partner in, or a controlling shareholder or an executive officer of, any business organization, including a non-profit entity, to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current or in any of the past three fiscal years;

(e)    a director who is employed by another company and any of the Company’s executive officers serve on that company’s compensation committee during the past three years;

(f)    a director or an immediate family member of the director who currently or within the past 3 years has been affiliated with or employed by the independent auditor; or

(g)    a director who holds 10% or more of the Company’s outstanding common stock.

•	For purposes of this Charter, the term “immediate family member” includes a person’s spouse, parents, children, siblings, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home. In addition, the term “family member” includes any person who is a relative by blood, marriage or adoption, or who has the same residence.

Adopted and approved this 11th day of November, 2004.

/S/ MICHAEL E. AXELROD
Michael E. Axelrod, Chairman

/S/ SUSAN J. KELLEY
Susan J. Kelley, Committee Member

/S/ ROBERT P. PINKAS
Robert P. Pinkas, Committee Member

PEDIATRIC SERVICES OF AMERICA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

I(we) hereby acknowledge receipt of the Notice of the 2005 Annual Meeting of Stockholders and Proxy Statement and do hereby appoint Susan J. Kelley and Robert P. Pinkas, and either of them, with full power of substitution, as our proxy or proxies to represent me(us) and to vote all shares of Pediatric Services of America, Inc. Common Stock which I(we) would be entitled to vote if personally present at the 2005 Annual Meeting of Stockholders of Pediatric Services of America, Inc., to be held in the Medlock Auditorium at the Northeast Atlanta Hilton, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, at 9:00 a.m. on Wednesday, January 19, 2005, and at any adjournment(s) thereof, as indicated on the reverse hereof:

1. The election of three Class II Directors to serve until the 2008 Annual Meeting of Stockholders:	FOR ALL the nominees listed below ☐ (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote FOR ALL the nominees listed below ☐

MICHAEL E. AXELROD DAVID CRANE MICHAEL J. FINN

In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors knows of no other business to be presented at the Annual Meeting.

TO BE DATED AND SIGNED ON OTHER SIDE

PLEASE COMPLETE, DATE, SIGN AND

RETURN THIS PROXY PROMPTLY

This Proxy, when properly executed, duly returned and not revoked, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is given, it will be voted “For” the nominees listed in the Proposal.

Signature(s)

Date:

Please sign exactly as your name(s) appears hereon. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by a duly authorized officer.